AMENDMENT TO

THE MASTER DEVELOPMENT AND LICENSE AGREEMENT FOR {***} BETWEEN ELITE PHARMACEUTICALS, INC. AND MIKAH PHARMA, LLC

This Amendment, dated as of  November 1, 2011 (the “Amendment”), by and between Elite Pharmaceuticals, Inc. and Elite Laboratories, Inc. (a subsidiary of Elite Pharmaceuticals, Inc.), both corporations organized under the laws of the State of Delaware, with offices at 165 Ludlow Avenue, Northvale, New Jersey (“Elite”), and Mikah Pharma, LLC, a Delaware limited liability company with its offices at 20 Kilmer Drive, Hillsborough, New Jersey 08844 (“Mikah”) relating to that Master Development and License Agreement For {***} (the “Agreement”), dated August 27, 2010, by and between Elite and Mikah;

A. WHEREAS Elite and Mikah desire to amend the Agreement on the terms and subject to the conditions contained herein: and

B. WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.

NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein, the sufficiency, adequacy and satisfaction of which are hereby acknowledged, Mikah and Elite hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.   Section 1.20 of the Agreement is hereby amended and restated in its entirety as follows:

“Net Profits” means Net Sales minus Cost of Goods Sold.  Net Sales means proceeds received by Mikah and/or its Affiliates and/or from Mikah’s successors and/or from unaffiliated third parties from sales, of {***} in the Territories, less returns, samples, allowances, discounts and applicable taxes, as reflected on actual customer invoices, as may be applicable.  Cost of Goods Sold means the costs of supplying Product and shall be the cost of goods for the Product as supplied and invoiced by Elite to Mikah.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

ARTICLE 2

Exhibit B

1.  Exhibit B, Item 4 of the Agreement is hereby amended and restated in its entirety as follows:

“Royalties of amounts equal to {***} of Net Profits of {***} shall be paid to Elite in accordance with the terms of this Agreement, including, without limitation, Article 4 and Article 11”.

ARTICLE 3

Miscellaneous

1.
Severability.  If any clause or provision of this Amendment is declared invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed and the remaining provisions of the Amendment shall continue in full force and effect.  The Parties shall use their best efforts to agree upon a valid and enforceable provision as a substitute for the severed provision, taking into account the intent of this Amendment.

2.	Notices. Any notice, request or other communication required to be given pursuant to the provisions of this Amendment shall be made in accordance with the provisions of the Amendment.

3.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Amendment shall be determined pursuant to the Governing Law provision of the Agreement.

4.
Independent Parties. The relationship of the Parties under this Amendment is that of independent contractors.  Neither Party shall be deemed to be the agent of the other, nor shall the Parties be deemed to be partners or joint venturers, and neither is authorized to take any action binding upon the other.  Elite expressly acknowledges for itself, its employees, agents and subcontractors, that none of them are employees of Mikah and that none of them are entitled to participate in any benefit plans of Mikah.  Elite further acknowledges that none of its employees, agents or subcontractors are eligible to participate in any benefit plans of Mikah, even if it is later determined that the status of any of them was that of an employee during the period of this engagement of Elite by Mikah.

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{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

MIKAH PHARMA LLC	ELITE PHARMACEUTICALS, INC.

By:	By:
Name: Nasrat Hakim	Name: Chris C. Dick
Title: President and CEO	Title: President